EXHIBIT A

TO

MUTUAL FUND AND VARIABLE INSURANCE TRUST

DISTRIBUTION PLAN

As of August 17, 2021

The following classes of shares (“Classes”) of the Mutual Fund and Variable Insurance Trust (the “Trust”) (as defined under the Plan) shall participate in the Plan effective as of the dates set forth below:

Fund	Share Class	Effective Date	Fees
			(As a percentage of ADNA of Shares of the applicable Class)
Rational Equity Armor Fund
	Class A Shares	June 23, 2006	0.25
	Class C Shares	December 13, 2013	1.00
	Class T Shares	January 20, 2017	0.25

Rational Tactical Return Fund
	Class A Shares Class C Shares Class T Shares	April 30, 2007 February 26, 2016 January 20, 2017	0.25 1.00 0.25
Rational Dynamic Brands Fund
	Class A Shares	June 23, 2006	0.25
	Class C Shares	December 13, 2013	1.00
	Class T Shares	January 20, 2017	0.25
Rational Strategic Allocation Fund
	Class A Shares Class C Shares Class T Shares	July 31, 2009 February 26, 2016 January 20, 2017	0.25 1.00 0.25

Rational Insider Buying VA Fund		January 1, 2016	0.25

Rational/Resolve Adaptive Asset Allocation Fund	Class A Shares Class C Shares Institutional Shares Class T Shares	May 26, 2016 May 26, 2016 June 23, 2016 January 20, 2017	0.25 1.00 0.25 0.25

Rational Select Asset Fund	Class A Shares Class C Shares Institutional Shares Class T Shares	November 29, 2016 November 29, 2016 November 29, 2016 January 20, 2017	0.25 1.00 0.25 0.25

Rational Special Situations Income Fund	Class A Shares Class C Shares Institutional Shares	March 22, 2019 March 22, 2019 March 22, 2019	0.25 1.00 0.25

Rational/Pier 88 Convertible Securities Fund	Class A Shares Class C Shares Institutional Shares	June 24, 2019 June 24, 2019 June 24, 2019	0.25 1.00 0.25

Rational Inflation Growth Fund	Class A Shares Class C Shares Institutional Shares	June 18, 2021 June 18, 2021 June 18, 2021	0.25 1.00 0.25

MUTUAL FUND AND VARIABLE INSURANCE TRUST

By: _/s/ Jerry Szilagyi _________________________
Print Name: Jerry Szilagyi
Title: President